Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-231395) and the Registration Statement on Form S-8 (File No. 333-223916) of our report dated June 29, 2020 relating to the consolidated financial statements of Jerash Holdings (US), Inc. for the years ended March 31, 2020 and 2019, which appears in the annual report on Form 10-K of Jerash Holdings (US) Inc. filed with the Securities and Exchange Commission on June 29, 2020.

/s/ Friedman LLP

New York, New York

June 29, 2020